UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (or date of earliest event reported): November 10, 2022
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loanDepot, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-40003	85-3948939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
26642 Towne Centre Drive
Foothill Ranch, California 92610
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 337-6888
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 Par Value	LDI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Mortgage Loan Participation Sale Agreement with JPMorgan Chase Bank, National Association

On November 10, 2022, loanDepot.com, LLC, a Delaware limited liability company and an indirect subsidiary of loanDepot, Inc. (the “Company”), as seller, entered into the Amended and Restated Mortgage Loan Participation Sale Agreement with JPMorgan Chase Bank, National Association (the “Purchaser”), as purchaser (the “Amended MLPSA”), along with certain ancillary agreements , pursuant to which the Company may sell to the Purchaser participation interests in certain designated pools of fully amortizing first lien residential mortgage loans eligible to back securities and, at a later date, cause such mortgage loans to back a security issued by the Company, which will be delivered to the Purchaser (the “Warehouse Facility”). The Amended MLPSA amended and restated in its entirety that certain Mortgage Loan Participation Sale Agreement, dated as of August 15, 2016, between the Company and the Purchaser. Along with certain technical changes, the Amended MLPSA and the ancillary agreements extended the expiration date of the Warehouse Facility to November 9, 2023.

The Amended MLPSA contains representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. Additionally, the Amended MLPSA provides that the Company is required to cure any margin deficit at the request of the Purchaser.

The foregoing description of the Amended MLPSA is not complete and is qualified in its entirety by reference to the full text of the Amended MLPSA, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On November 14, 2022, loanDepot.com, LLC, a Delaware limited liability company and an indirect subsidiary of loanDepot, Inc. (the “Company”), reduced its funding capacity based on current and projected mortgage loan originations by terminating its Master Repurchase Agreement, dated as of November 25, 2019 (the “MRA”) with J.V.B. Financial Group, LLC (the “JVB Financing Facility”). The maximum amount available for financing of mortgage loans and mortgage related securities available under the MRA and certain ancillary documents was $750 million.

No borrowings are currently outstanding under the JVB Financing Facility and the Company did not incur any termination penalties as a result of the termination of the JVB Financing Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2022, the board of directors of loanDepot, Inc., a Delaware corporation (the “Company”), adopted the Company’s amended and restated bylaws (the “Amended Bylaws”), effective as of such date. The Amended Bylaws reflect amendments to require a stockholder submitting a director nomination to comply with Rule 14a-19 under the Securities Exchange Act of 1934, as amended, including the requirement to solicit proxies from at least 67% of the voting power of the Company’s outstanding shares entitled to vote in the election of directors, and to provide evidence of such solicitation for the nomination to be recognized. In addition, the Amended Bylaws remove the requirement that a list of stockholders be produced and kept at the time and place of a stockholder meeting during the whole time thereof, consistent with recent amendments to the Delaware General Corporation Law.

The above descriptions of the Amended Bylaws are qualified in their entirety by reference to the Amended Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of loanDepot, Inc., effective November 10, 2022.
10.1	Amended and Restated Mortgage Loan Participation Sale Agreement, dated November 10, 2022, by and between loanDepot.com, LLC and JPMorgan Chase Bank, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

loanDepot, Inc.

By:	/s/ Patrick Flanagan
Name: Patrick Flanagan
Title: Chief Financial Officer

Date: November 14, 2022